EXHIBIT 23


MCGLADREY & PULLEN
Certified Public Accountants


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-111761 of Frederick County Bancorp, Inc. on Form S-8 of our report, dated January 30, 2004, appearing in this Annual Report on Form 10-KSB of Frederick County Bancorp, Inc. for the year ended December 31, 2003.


/s/ McGladrey & Pullen, LLP
---------------------------
Frederick, Maryland
March 9, 2004